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                                                                    EXHIBIT 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 330-02730, 333-08993, 333-74775, 333-75175
and 333-89159) and S-8 (File Nos. 33-98104, 33-98138, 333-80065, 333-80067 and
333-80069) of Boston Life Sciences, Inc. and its subsidiaries (the "Company") of our report dated March 10, 2000 relating to the financial statements, which appears in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 30, 2000